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                                                                   Exhibit 23.02






                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the captions "Performance of the Trust -- Selected Financial Information" and "Lawyers; Accountants" and the use of our report dated February 5, 1999 with respect to the statements of financial condition of JWH Global Trust as of December 31, 1998 and 1997 and the related statements of operations, unitholders' capital, and cash flows for each of the years ended December 31, 1998 and 1997, and to the use of our report dated July 23, 1999 with respect to the statements of condition of CIS Investments, Inc. as of May 31, 1999 and 1998 and the related statements of income, changes in stockholder's equity, and cash flows for each of the years ended May 31, 1999 and 198 included in Post-Effective Amendment No. 3 to the Form S-1 Registration Statement (Reg. No. 333-33937) and related Prospectus of JWH Global Trust.



                                                           KPMG LLP

November 22, 1999
Chicago, Illinois